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                                                                    EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in each of the following Registration Statements of Anixter International Inc. and in the related Prospectuses of our reports dated February 23, 2006, with respect to the consolidated financial statements and schedules of Anixter International Inc., Anixter International Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Anixter International Inc., included in this Annual Report (Form 10-K) for the year ended December 30, 2005.

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
FORM AND REGISTRATION
STATEMENT NO.                                          PURPOSE
---------------------         ---------------------------------------------------------
FORM S - 8 No. 33 - 13486     Key Executive Equity Plan
FORM S - 8 No. 33 - 38364     1989 Employee Stock Incentive Plan
FORM S - 8 No. 333 - 05907    1996 Stock Incentive Plan
FORM S - 8 No. 333 - 56815    1998 Mid - Level Stock Option Plan
FORM S - 8 No. 333 - 56935    1998 Stock Incentive Plan
FORM S - 8 No. 333 - 103270   2001 Stock Incentive Plan
FORM S - 8 No. 333 - 104506   2001 Mid - Level Stock Option Plan
FORM S - 4 No. 333 - 120279   Exchange Offer for Zero Coupon Convertible Notes Due 2033
FORM S - 3 No. 333 - 121428   $300 million Shelf Registration
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Chicago, Illinois
February 23, 2006